Exhibit 10.11

EXECUTION VERSION

AMENDMENT NUMBER 1

TO SECOND AMENDED AND RESTATED INDENTURE

THIS AMENDMENT NUMBER 1, dated as of June 3, 2005 (this “Amendment”) to the Second Amended and Restated Indenture, dated as of May 26, 2005 (as amended, modified or otherwise supplemented from time to time in accordance with the terms thereof, the “Indenture”), each by and between TEXTAINER MARINE CONTAINERS LIMITED, a company organized and existing under the laws of Bermuda (the “Issuer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee (the “Indenture Trustee”).

WITNESSETH:

WHEREAS, the Issuer and the Indenture Trustee have previously entered into the Indenture;

WHEREAS, the parties desire to amend the Indenture in order to modify certain provisions of the Indenture;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned in the Indenture.

SECTION 2. Full Force and Effect. Other than as specifically modified hereby, the Indenture shall remain in full force and effect in accordance with the terms and provisions thereof and is hereby ratified and confirmed by the parties hereto.

SECTION 3. Amendment to the Indenture. Pursuant to Section 1001 of the Indenture, effective on the date hereof, following the execution and delivery hereof, clause (xxiii) of the definition of “Eligible Container” in Section 101 of the Indenture is hereby amended by replacing “15%” with “4%.”

SECTION 4. Representations, Warranties and Covenants. (a) The Issuer hereby confirms that (i) the Rating Agency Condition has been satisfied with respect to the amendment set forth in Section 3 above, and (ii) each of the representations, warranties, agreements and covenants set forth in the Indenture are true and correct as of the date first written above with the same effect as though each had been made as of such date, except to the extent that any of such covenants expressly relate to earlier dates.

(b) The Issuer hereby represents and warrants that (i) it is duly authorized to and this Amendment has been duly authorized, executed and delivered by all requisite corporate and, if required, equityholder action, (ii) the execution, delivery and performance by it of this Amendment shall not (1) result in the breach of, or constitute (alone or with notice or with the lapse of time or both) a default under, any material indenture, agreement or instrument to which it or any of its affiliates are a party or (2) violate (A) any provision of law, statute, rule or regulation, or certificate or organizational documents or other constitutive documents of it, (B) any order of any Governmental Authority or (C) any provision of any material indenture, agreement or other instrument to which it or any of its affiliates, are a party or by which any of them or any of their property is or may be bound, (iii) this amendment constitutes its legal, valid and binding obligation, enforceable against it (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors’ rights generally and to general principles of equity), and (iv) no Conversion Event, Early Amortization Event, Event of Default or Manager Default nor any event that with the passage of time or the giving of notice or both would constitute a Conversion Event, Early Amortization Event, Event of Default or Manager Default has occurred.

SECTION 5. Effectiveness of Amendment.

(a) This Amendment shall become effective as of the date first written above.

(b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(c) Upon receipt of an Opinion of Counsel in form and substance reasonably acceptable to the Requisite Global Majority and after the execution and delivery hereof, (i) this Amendment shall be a part of the Indenture, and (ii) each reference in the Indenture to “this Indenture” and “hereof”, “hereunder” or words of like import, and each reference in any other document to the Indenture shall mean and be a reference to the Indenture as amended or modified hereby.

SECTION 6. Execution in Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. A facsimile counterparty shall be effective as an original.

SECTION 7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES; PROVIDED THAT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 8. No Novation. Notwithstanding that the Indenture is hereby amended by this Amendment as of the date hereof, nothing contained herein shall be deemed to cause a novation or discharge of any existing indebtedness of the Issuer under the original Indenture or the security interest in the Collateral created thereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized, all as of the day and year first above written.

TEXTAINER MARINE CONTAINERS LIMITED

By:	/s/ Dudley R. Cottingham
Name:	Dudley R. Cottingham
Title:	Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Marianna C. Stershic
Name:	Marianna C. Stershic
Title:	Vice President

The undersigned hereby consents to the

amendment to the Indenture:

AMBAC ASSURANCE CORPORATION, as Series Enhancer for the Series 2005-1 Notes and Requisite Global Majority

By:	/s/ Harris C. Mehos
Name:	Harris C. Mehos
Title: